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                                 EXHIBIT 10 (c)

                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of SAL Trust Preferred Fund I (the "Company") certifies that the Semi-Annual Report on Form N-CSR of the Company for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  August 21, 2003                          /s/ James S. Holbrook, Jr.
                                             -----------------------------------
                                                   James S. Holbrook, Jr.
                                                          President



Dated:  August 21, 2003                             /s/ F. Eugene Woodham
                                             -----------------------------------
                                                      F. Eugene Woodham
                                                          Treasurer



         This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.